Exhibit 99.1

DELCATH STRENGTHENS BOARD OF DIRECTORS WITH NEW APPOINTMENTS

Industry Veterans Add Clinical Trial, Financial, and Drug Development Expertise

New York, NY – December 15, 2014 – Delcath Systems, Inc. (NASDAQ: DCTH) today announced the appointment of Dr. Dennis H. Langer, William D. Rueckert and Dr. Marco Taglietti to the Company’s Board of Directors. Dr. Langer will serve as a Class III director with his term expiring at the 2015 annual meeting; and Mr. Rueckert and Dr. Taglietti will both serve as Class I directors with terms expiring at the 2016 annual meeting. Concurrent with these additions, the Company also announced the resignations from the Board of Laura A. Brege, Tasos G. Konidaris, and Gabriel Leung. All changes were effective as of December 11, 2014.

The new directors are all distinguished business professionals who bring a wealth of experience in clinical trials, finance, and drug development to the Delcath Board. Dr. Langer possesses extensive operating experience in pharmaceutical and biotechnology companies, and has been the CEO or co-founder of several healthcare companies. Mr. Rueckert has served on public or private corporate boards for several companies in the life science and banking industries, and has extensive expertise in investment banking and corporate finance. Dr. Taglietti has more than 20 years of experience in senior leadership positions in pharmaceutical research and development, and over the course of his career has successfully brought 35 different healthcare products to market in the U.S. and internationally.

Commenting on the announcements, Dr. Roger G. Stoll, Executive Chairman and Director of Delcath, said, “I am pleased to welcome Dennis, William and Marco to the Delcath Board. Their operational, financial and drug development expertise will provide invaluable insights and strategic guidance through the next phases of our clinical development program. I also want to thank Laura, Tasos and Gabe for their many contributions, guidance and leadership over the years. On behalf of the Board, we wish them well in their future endeavors.”

Dr. Dennis H. Langer

Dennis H. Langer, M.D., J.D. has served as a Director of several specialty pharmaceutical, biotechnology and diagnostic companies, and has been CEO and/or co-founder of several health care companies. From 2005 to 2010, Dr. Langer served as a Managing Partner of Phoenix IP Ventures, a private equity/venture capital firm specializing in life sciences. Previously, he was President, North America, of Dr. Reddy’s Laboratories, Limited. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline plc, and its predecessor, SmithKline Beecham, including most recently as a Senior Vice President of Research and Development. Prior to SmithKline Beecham, Dr. Langer was President and CEO of Neose Technologies, Inc., and before that held R&D and marketing positions at Eli Lilly, Abbott and Searle. At the beginning of his career, he was a Chief Resident at Yale University School of Medicine, and held clinical fellowships at Harvard Medical School and the National Institutes of Health. Dr. Langer serves as a Director of Myriad Genetics, Inc. and Dicerna Pharmaceuticals, Inc. Previously, Dr. Langer served as a Director of Ception Therapeutics, Inc. (acquired by Cephalon, Inc.), Cytogen Corporation (acquired by EUSA Pharma Inc.), Pharmacopeia, Inc. (acquired by Ligand Pharmaceuticals, Inc.), Sirna Therapeutics, Inc.

(acquired by Merck and Co., Inc.), and Transkaryotic Therapies, Inc. (acquired by Shire plc). Dr. Langer is a Clinical Professor in the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer received a J.D. from Harvard Law School, an MD from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University.

William D. Rueckert

Mr. Rueckert has served on many public and private corporate boards in both the life science and banking industries. He is currently President of Oyster Management Group, LLC, an investment partnership specializing in community banking. From 2007 until 2012 he served on the board of Novogen Ltd. (ASX, NASDAQ) a biotechnology company based in Sydney, Australia. He acted as Chairman from 2010 until 2012, and as acting CEO led the restructuring of the company, spinning off its major subsidiary, Marshall Edwards, Inc. (now MEI Pharma, Inc. NASDAQ.) He is currently a director of MEI Pharma, Inc. (NASDAQ), a San Diego based company that is developing novel oncology therapies. Until its sale to H. Lundbeck A/S, he was a director of Chelsea Therapeutics International, Ltd. (NASDAQ) whose drug candidate, Northera, was approved by the FDA in 2014. He has also served on the boards of several banks including Westport Bank and Trust, Lafayette American Bank and Hudson United Bank (all NASDAQ.) He currently serves on the board of Fairfield County Bank, a mutually owned, community bank based in Ridgefield, Connecticut. Among his civic associations, Mr. Rueckert is a Director and President of the Cleveland H. Dodge Foundation, Co-Chairman of the Board of Trustees of Teachers College, Columbia University, a Director of the Y Retirement Fund, a Trustee of International House, an Emeritus Director of the YMCA of Greater New York and a Director of Wave Hill, Inc. He earned a BA in Spanish in 1977 from the University of New Hampshire.

Dr. Marco Taglietti

Dr. Taglietti serves on the Board of Directors of NASDAQ-listed SCYNEXIS, Inc., a pharmaceutical company committed to the discovery, development and commercialization of novel anti-infectives; and NephroGenex, Inc., a pharmaceutical company focused on the development of therapeutics to treat kidney disease. Prior to its recent acquisition, Dr. Taglietti served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories. He also served as President of the Forest Research Institute. Prior to joining Forest Labs in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel after 12 years at Schering-Plough Corporation where he last held the position of Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. He received his medical degree and board certifications from the University of Pavia in Italy.

About Delcath Systems

Delcath Systems, Inc. is a specialty pharmaceutical and medical device company focused on oncology. Our proprietary product-Melphalan Hydrochloride for Injection for use with the Delcath Hepatic Delivery System (Melphalan/HDS)-is designed to administer high dose chemotherapy to the liver, while controlling the systemic exposure to those agents. The Company’s principal focus is on the treatment of primary and metastatic liver cancers. In the United States, the Melphalan/HDS system is considered a combination drug and device product, and is regulated as a drug by the United States Food and Drug Administration (FDA). The Melphalan/HDS system has not been approved for sale in the United States. In Europe, our proprietary system to deliver and filter melphalan hydrochloride is marketed as a device under the trade name Delcath Hepatic CHEMOSAT® Delivery System for

Melphalan (CHEMOSAT). In April 2012, we obtained authorization to affix a CE Mark for the Generation Two CHEMOSAT system. The right to affix the CE mark allows the Company to market and sell the CHEMOSAT system in Europe. The Company has commenced a Global Phase 2 clinical trial in Europe and the United States to investigate Melphalan/HDS system for primary liver cancer and is initiating plans to evaluate intrahepatic cholangiocarcinoma, and is initiating a Phase 3 trial in ocular melanoma liver metastases in 2015.

Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: the timing and results of the Company’s clinical trials including without limitation the HCC, ICC, and OM clinical trial programs, timely enrollment and treatment of patients in the Global Phase 2 HCC and ICC clinical trial, FDA approval of the Global Phase 3 OM clinical trial protocol, IRB or ethics committee clearance of the Phase 2 HCC/ICC and/or Phase 3 OM protocols from participating sites and the timing of site activation and subject enrollment in each trial, the impact of the presentations at ESSO and future clinical results consistent with the data presented, approval of Individual Funding Requests for reimbursement of the CHEMOSAT procedure, the impact, if any of Value 4 status on potential CHEMOSAT product use and sales in Germany, clinical adoption, use and resulting sales, if any, for the CHEMOSAT system to deliver and filter melphalan in Europe including the key markets of Germany and the UK, the Company’s ability to successfully commercialize the Melphalan HDS/ CHEMOSAT system and the potential of the Melphalan HDS/CHEMOSAT system as a treatment for patients with primary and metastatic disease in the liver, our ability to obtain reimbursement for the CHEMOSAT system in various markets, the Company’s ability to satisfy the requirements of the FDA’s Complete Response Letter and provide the same in a timely manner, approval of the current or future Melphalan HDS/CHEMOSAT system for delivery and filtration of melphalan or other chemotherapeutic agents for various indications in the US and/or in foreign markets, actions by the FDA or other foreign regulatory agencies, the Company’s ability to successfully enter into strategic partnership and distribution arrangements in foreign markets and the timing and revenue, if any, of the same, uncertainties relating to the timing and results of research and development projects, our ability to maintain NASDAQ listing, and uncertainties regarding the Company’s ability to obtain financial and other resources for any research, development, clinical trials and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

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